POWER OF ATTORNEY

The undersigned hereby constitutes and appoints DAVID C. BACA and MARCUS J. WILLIAMS and each of them, its true and lawful attorneys-in-fact and agents, with full power to act without the others for it, and in its name, place and stead, in any capacities, to sign and file on its behalf any and all Forms 3, 4 and 5 and Form 144, relating to equity securities of Clearwire Corporation (the “Company”), pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934 (“Section 16”) or Rule 144 of the Securities Act of 1933 (“Rule 144”), hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned’s reporting obligations under Section 16 and Rule 144 with respect to equity securities of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 26th day of November, 2008.

EAGLE RIVER HOLDINGS, LLC

Signature: /s/ Craig O. Mccaw

By: CRAIG O. McCAW
Title: AUTHORIZED OFFICER